Exhibit h.8

STRUCTURING FEE AGREEMENT

November [    ], 2010

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, FL 33716

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of November [    ], 2010, between Raymond James & Associates, Inc. (“Qualifying Underwriter”) and Nuveen Asset Management (“Nuveen”).

WHEREAS, Nuveen Build America Bond Opportunity Fund (including any successor by merger or otherwise, the “Fund”) is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its common shares of beneficial interest (“common shares”) are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and Nuveen have entered into an underwriting agreement (the “Underwriting Agreement”), dated November [    ], 2010, with each of the underwriters named therein (the “Underwriters”);

WHEREAS, Nuveen is the investment adviser of the Fund;

WHEREAS, Qualifying Underwriter is acting as a co-manager in an offering of the Fund’s common shares; and

WHEREAS, Nuveen intends to pay a structuring fee to Qualifying Underwriter for assisting Nuveen, as specifically requested by Nuveen, in structuring the Fund in advance of the offering of the Fund’s common shares;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.	Nuveen shall pay Qualifying Underwriter a fee of [ ]% of the aggregate purchase price of the common shares sold in the offering by Qualifying Underwriter (the “Structuring Fee”); provided that the total amount of the Structuring Fee shall not exceed [ ]% of the total price to the public of the Fund’s common shares offered by the prospectus dated November [ ], 2010 (the “Prospectus”) (including all Initial Securities and Option Securities as such terms are described in the Underwriting Agreement). The Structuring Fee shall be paid on or before the earlier of (i) the second business day following the Date of Delivery related to the full exercise of the option to purchase Option Securities by the Underwriters pursuant to Section 2(b) of the Underwriting Agreement or (ii) December [ ], 2010.

2.	This Agreement shall terminate upon the payment of the entire amount of the Structuring Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without common shares having been delivered and paid for.

3.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

4.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Nuveen and Qualifying Underwriter consent to the jurisdiction of such courts and personal service with respect thereto. Each of Qualifying Underwriter and Nuveen waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of Nuveen and Qualifying Underwriter agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon Nuveen and Qualifying Underwriter, as the case may be, and may be enforced in any other courts to the jurisdiction of which Nuveen and Qualifying Underwriter, as the case may be, is or may be subject, by suit upon such judgment.

5.	This Agreement may not be assigned by either party without the prior written consent of the other party.

6.	This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Qualifying Underwriter and Nuveen.

7.	Nuveen acknowledges that Qualifying Underwriter is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Qualifying Underwriter, and Qualifying Underwriter is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Nuveen hereby acknowledges that the engagement of Qualifying Underwriter under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, Nuveen agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether Qualifying Underwriter has advised or is currently advising Nuveen on related or other matters).

8.	All notices required or permitted to be sent under this Agreement shall be sent, if to Nuveen:

Nuveen Asset Management

333 West Wacker Drive

Chicago, IL 60606

Attention: Kevin J. McCarthy

or if to Qualifying Underwriter:

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, FL 33716

Attention: Loren T. Moody

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

9.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

NUVEEN ASSET MANAGEMENT		RAYMOND JAMES & ASSOCIATES, INC.

By:		By:
	Name:		Name:
	Title:		Title:

Indemnification Agreement

November [    ], 2010

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, FL 33716

Ladies and Gentlemen:

In connection with the engagement of Raymond James & Associates, Inc. (“Qualifying Underwriter”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with respect to the matters set forth in the Structuring Fee Agreement dated November [    ], 2010 between the Company and Qualifying Underwriter (the “Agreement”), in the event that the Qualifying Underwriter, any of its affiliates, each other person, if any, controlling the Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Qualifying Underwriter and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement (other than those services provided under the Underwriting Agreement), the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and expenses of counsel to the Indemnified Parties, in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse such Indemnified Party for legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by the Qualifying Underwriter. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties, which shall not be unreasonably withheld) also be counsel to the Indemnified Party. No indemnifying party shall, without the prior written consent of the Indemnified Parties, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Qualifying Underwriter pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Qualifying Underwriter, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Qualifying Underwriter’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either the Qualifying Underwriter’s engagement under the Agreement or any matter referred to in the Agreement, including without limitation related services and activities prior to the date of the Agreement (other than those services provided under the Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of the Qualifying Underwriter in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE QUALIFYING UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

NUVEEN ASSET MANAGEMENT

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title: